Exhibit 99.1

Press Release – For Immediate Release

July 13, 2005

Contact:

Penns Woods Bancorp, Inc.

Mr. Ronald A. Walko

President and Chief Executive Officer

115 South Main Street

Jersey Shore, PA  17740

570-322-1111

Penns Woods Bancorp, Inc. Announces 2005 Second Quarter Earnings

Jersey Shore, PA – Penns Woods Bancorp, Inc. (NASDAQ:PWOD) today reported net income for the three and six months ended June 30, 2005 of $2,760,000 and $5,475,000 compared to $2,804,000 and $5,477,000 for the same periods of 2004.  Basic and dilutive earnings per share for the three and six months ended June 30, 2005 were $0.83 and $1.65 as compared to $0.85 and $1.65 for the three and six months ended June 30, 2004.  Return on average assets and return on average equity was 2.02% and 14.81% for the three months ended June 30, 2005 as compared to 2.10% and 15.99% for the corresponding period of 2004.  The six month earnings results correlate to a return on average assets and return on average equity of 2.02% and 14.68% as compared to 2.07% and 15.44% for the six months ended June 30, 2004.

Net income from core operations for the three and six months ended June 30, 2005, excluding security gains, was $2,307,000 and $4,618,000, respectively.

Total assets increased $32,511,000 or 5.98% to $575,739,000 from $543,228,000 at June 30, 2004 as management continues to increase earning assets with emphasis on growing the net loan portfolio with well secured real estate loans.  In addition to the loan growth, there has been a focus on creating and maintaining solid deposit customer relationships throughout the marketplace.  The result of these efforts has been an increase in the net loan portfolio of $26,817,000 and an increase in deposits of $13,524,000 from June 30, 2004 to June 30, 2005.

“We opened our new North Atherton Street, State College branch during May to provide one stop shopping for the financial needs of our customers.  The branch houses traditional banking services in addition to a commercial lender, a mortgage originator, and an investment services representative to allow our customers ease in obtaining access to any of our products offered.” stated Ronald A. Walko, President and Chief Executive Officer of Penns Woods Bancorp, Inc.

Shareholders’ equity increased $8,974,000 to $77,211,000 at June 30, 2005 equating to a book value per share of $23.24 as compared to $20.56 at June 30, 2004.  During the three months ended June 30, 2005 a dividend of $0.46 per share was paid to shareholders.  The dividend represented a 31.4% increase over the dividend of $0.35 paid during the comparable period of 2004 and an increase of $0.01 or 2.2% over the first quarter 2005 dividend.  A dividend of $0.91 has been paid during the six months ended June 30, 2005 as compared to $0.70 for the comparable period of 2004.  “The increase of $0.21 or 30.0% in dividends during the six months ended June 30, 2005 as compared to 2004 was the result of continued profitability and the decision by the Board of Directors during the first quarter of 2005 to discontinue special dividends by incorporating the value of the special dividends into the regular quarterly declared dividends,” commented Mr. Walko. The range of closing prices for Penns Woods Bancorp, Inc. “PWOD” stock was between $44.50 and $49.90 during the three months ended June 30, 2005 and between $44.50 and $50.00 for the six months ended June 30, 2005.

Penns Woods Bancorp, Inc. is the parent company of Jersey Shore State Bank, which operates twelve branch offices providing financial services in Lycoming, Clinton and Centre Counties.  Investment and insurance products are offered through the bank’s subsidiary, The M Group, Inc. D/B/A The Comprehensive Financial Group.

CONSOLIDATED BALANCE SHEET

(Unaudited)

		June 30,
(In Thousands, Except Share Data)	2005	2004	% Change

ASSETS:
Noninterest-bearing balances	$16,945	$10,895	55.5%
Interest-bearing deposits	25	366	-93.2%
Total cash and cash equivalents	16,970	11,261	50.7%

Investment securities, available for sale, at fair value	205,546	206,263	-0.3%
Investment securities held to maturity (fair value of $286 and $667)	268	658	-59.3%
Loans held for sale	4,073	5,158	-21.0%

Loans, net of unearned discount of $1,055 and $1,062	327,870	300,718	9.0%
Allowance for loan and lease losses	(3,492)	(3,157)	10.6%
LOANS, NET	324,378	297,561	9.0%

Bank premises and equipment, net	5,851	4,693	24.7%
Accrued interest receivable	2,342	2,207	6.1%
Bank-owned life insurance	11,163	9,088	22.8%
Goodwill	3,032	3,032	—
Other assets	2,116	3,307	-36.0%
TOTAL ASSETS	$575,739	$543,228	6.0%

LIABILITIES:
Interest-bearing deposits	$310,187	$302,480	2.5%
Noninterest-bearing deposits	72,087	66,270	8.8%
TOTAL DEPOSITS	382,274	368,750	3.7%

Short-term borrowings	21,245	26,484	-19.8%
Long-term borrowings, Federal Home Loan Bank	84,478	75,878	11.3%
Accrued interest payable	1,050	859	22.2%
Other liabilities	9,481	3,020	213.9%
TOTAL LIABILITIES	498,528	474,991	5.0%

SHAREHOLDERS’ EQUITY:
Common stock par value $10.00, 10,000,000 shares authorized; 3,332,399 and 3,327,457 shares issued	33,324	33,274	0.2%
Additional paid-in capital	17,711	17,581	0.7%
Retained earnings	20,714	16,175	28.1%
Accumulated other comprehensive gain	5,908	1,546	282.1%
Less: Treasury stock at cost, (10,310 and 8,000) shares	(446)	(339)	31.6%
TOTAL SHAREHOLDERS’ EQUITY	77,211	68,237	13.2%
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$575,739	$543,228	6.0%

THIS INTERIM STATEMENT IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In Thousands, Except Per Share Data)	2005	2004	%Change	2005	2004	%Change
INTEREST AND DIVIDEND INCOME:
Loans including fees	$5,671	$5,137	10.4%	$11,171	$10,028	11.4%
Investment Securities:
Taxable	1,214	1,782	-31.9%	2,478	3,580	-30.8%
Tax-exempt	688	320	115.0%	1,277	711	79.6%
Dividend	297	293	1.4%	595	540	10.2%
TOTAL INTEREST AND DIVIDEND INCOME	7,870	7,532	4.5%	15,521	14,859	4.5%

INTEREST EXPENSE:
Deposits	1,420	1,182	20.1%	2,614	2,317	12.8%
Short-term borrowings	144	99	45.5%	346	236	46.6%
Long-term borrowings	893	861	3.7%	1,746	1,713	1.9%
TOTAL INTEREST EXPENSE	2,457	2,142	14.7%	4,706	4,266	10.3%

NET INTEREST INCOME	5,413	5,390	0.4%	10,815	10,593	2.1%

PROVISION FOR LOAN LOSSES	180	75	140.0%	360	150	140.0%

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,233	5,315	-1.5%	10,455	10,443	0.1%

NON-INTEREST INCOME:
Service charges	536	522	2.7%	991	998	-0.7%
Securities gains, net	687	583	17.8%	1,298	1,128	15.1%
Bank-owned life insurance	93	90	3.3%	187	180	3.9%
Insurance commissions	652	545	19.6%	1,295	1,159	11.7%
Other operating income	329	310	6.1%	643	622	3.4%
TOTAL NON-INTEREST INCOME	2,297	2,050	12.0%	4,414	4,087	8.0%

NON-INTEREST EXPENSES:
Salaries and employee benefits	2,173	1,886	15.2%	4,193	3,865	8.5%
Occupancy expense, net	286	230	24.3%	577	473	22.0%
Furniture and equipment expense	234	230	1.7%	455	495	-8.1%
Pennsylvania shares tax expense	140	130	7.7%	279	246	13.4%
Other operating expenses	1,054	977	7.9%	2,004	1,847	8.5%
TOTAL NON-INTEREST EXPENSES	3,887	3,453	12.6%	7,508	6,926	8.4%

INCOME BEFORE INCOME TAX PROVISION	3,643	3,912	-6.9%	7,361	7,604	-3.2%
INCOME TAX PROVISION	883	1,108	-20.3%	1,886	2,127	-11.3%
NET INCOME	$2,760	$2,804	-1.6%	$5,475	$5,477	—

EARNINGS PER SHARE - BASIC	$0.83	$0.85	-2.4%	$1.65	$1.65	—

EARNINGS PER SHARE - DILUTED	$0.83	$0.85	-2.4%	$1.65	$1.65	—

WEIGHTED AVERAGE SHARES OUTSTANDING-BASIC	3,311,657	3,319,445	-0.2%	3,311,464	3,320,649	-0.3%

WEIGHTED AVERAGE SHARES OUTSTANDING-DILUTED	3,313,546	3,322,730	—	3,313,483	3,324,063	-0.3%

THIS INTERIM STATEMENT IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Performance Measures	2005	2004	2005	2004
Return on average equity	14.81%	15.99%	14.68%	15.44%
Return on average assets	2.02%	2.10%	2.02%	2.07%
Earnings per share - basic	$0.83	$0.85	$1.65	$1.65
Dividends paid	$0.46	$0.35	$0.91	$0.70
Book value per share	$23.24	$20.56	$23.24	$20.56
Stock closing price	$45.82	$44.51	$45.82	$44.51
Price/earnings multiple *	13.80	13.09	13.88	13.49
Price/book value multiple	1.97	2.16	1.97	2.16

* current period earnings annualized

NOTE:  This press release contains financial information determined by methods other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  Management uses the non-GAAP measure of net income from core operations in its analysis of the company’s performance. This measure, as used by PWOD, adjusts net income determined in accordance with GAAP to exclude the effects of special items, including significant gains or losses that are unusual in nature. Because certain of these items and their impact on PWOD’s performance are difficult to predict, management believes presentation of financial measures excluding the impact of such items provides useful supplemental information in evaluating the operating results of PWOD’s core businesses. These disclosures should not be viewed as a substitute for net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This press release may contain certain “forward-looking statements” including statements concerning plans, objectives, future events or performance and assumptions and other statements which are other than statements of historical fact.  PWOD cautions readers that the following important factors, among others, may have affected and could in the future affect actual results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of PWOD herein:  (i) the effect of changes in laws and regulations, including federal and state banking laws and regulations, and the associated costs of compliance with such laws and regulations either currently or in the future as applicable; (ii) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as by the Financial Accounting Standards Board, or of changes in the Company’s organization, compensation and benefit plans; (iii) the effect on PWOD’s competitive position within its market area of the increasing consolidation within the banking and financial services industries, including the increased competition from larger regional and out-of-statebanking organizations as well as non-bank providers of various financial services; (iv) the effect of changes in interest rates; and (v) the effect of changes in the business cycle and downturns in the local, regional or national economies.

Previous press releases and additional information can be obtained from the company’s website at www.jssb.com.

THIS INFORMATION IS SUBJECT TO YEAR-END AUDIT ADJUSTMENT

Contact:	Ronald A. Walko
(570) 322-1111
(888) 412-5772 (Toll-Free in Pennsylvania)
email-jssb@jssb.com